For Immediate Release

Advanced ID Announces $3 Million Funding Agreement with La Jolla Cove
Investors

Funding Paves Way for Growth in Asia, Global Tire Market
Initiatives and Profitability in 2009

Clarification of Statements Made in October 29, 2008 Press Release

Calgary, AB, November 18, 2008 - Advanced ID Corporation (the "Company") (OTCBB: AIDO), a leading developer of radio frequency identification ("RFID") technology for livestock tracking, pet recovery and supply chain applications focusing on the tire management industry, today announced that it has entered into a funding agreement with La Jolla Cove Investors ("LJCI") for $3 million. The proceeds from the investment will be used for the Company's growth initiatives, including its expansion in China and for working capital related to the fulfillment of certain large RFID contracts recently received and anticipated as well as for other general corporate purposes.

"We are pleased to announce the investment by La Jolla Cove Investors in Advanced ID which significantly paves the way for us to attain profitability in 2009," said Dan Finch, the Company's President and Chief Executive Officer. "In the face of severe conditions in the capital markets where funding has been virtually nonexistent within the micro cap sector, the investment by an institutional investor such as LJCI validates our business strategy and the competitive position we maintain with our world class RFID technology."

Under the terms of the investment by LJCI, a California-based private investment company, Advanced ID will sell three convertible debentures to LJCI for a total funding of $3 million. The convertible debentures carry an annual interest rate of 6% and are each in the principal amount of $1,000,000 with an expiration of twelve months after issuance.

Clarification of Statements Made in October 29, 2008 Press Release

Advanced ID is clarifying statements made in the press release issued by the Company on October 29, 2008. As referenced in the release, the contract valued at approximately US$1.6 million for RFID products was actually received by Shenzhen DDCT Technology CO., LTD ("DDCT"). It is anticipated that products to be delivered under this contract will be manufactured and shipped to the customer beginning in early 2009. Advanced ID announced in September 2008 its intent to acquire DDCT, although this transaction is expected to be consummated before the end of 2008. Financial projections and other forward looking statements made in the October 29 press release contemplate the inclusion of DDCT as part of Advanced ID's consolidated results.

About Advanced ID Corporation: Advanced ID Corporation (OTCBB: AIDO) is a complete solutions provider in the RFID market with a focus on the tire management industry. The company is also a major factor in the tire inspection business through its UK based Pneu-Logic subsidiary. The Company is active in the pet recovery business through its AVID Canada subsidiary in Calgary, Alberta, and has developed a UHF RFID reader product line through its Advanced ID Asia Engineering technical support and business development partner in Chiang Mai, Thailand.

Safe Harbor Statement: Statements in this press release other than statements of historical fact, including statements regarding the company's plans, beliefs and estimate as to projections are "forward-looking statements". Such statements are subject to certain risks and uncertainties, including factors listed from time to time in the Company's SEC filings, and actual results could differ materially from
expected results.   These forward-looking statements represent the
Company's judgment as of the date of this release. Advanced ID Corporation does not undertake to update, revise or correct any forward-looking statements.

For further information visit Advanced ID Corporation at www.advancedidcorp.com http://www.advancedidcorp.com/

Contact: Dan Finch, President, Advanced ID, at 1-866-942-AIDO (2436) or danf@advancedidcorp.com

Investor Contact for Advanced ID: Jordan Darrow, Darrow Associates, at 631-367-1866 or jdarrow@darrowir.com